Exhibit 4.8
NEITHER THIS WARRANT NOR ANY OF THE SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND NONE OF SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS WARRANT OR SUCH SHARES, AS APPLICABLE, UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.
Warrant to Purchase Shares of Common Stock
WARRANT TO PURCHASE COMMON STOCK
OF
XENONICS HOLDINGS, INC.

Warrant Shares 50,000	Issue Date: December 11, 2009
     This certifies that, for value received, Theodore Aroney (the “Holder”), or registered assigns, is entitled, subject to the terms set forth below, to purchase from Xenonics Holdings, Inc., a Nevada corporation (the “Company”), at any time, and from time to time, during the term set forth in Section 1 below, fully paid, validly issued and nonassessable shares of the Company’s $0.001 par value common stock (the “Common Stock”), upon surrender hereof, at the principal office of the Company, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below.
     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time, during the term commencing on the date hereof and ending December 10, 2014.
     2. Number of Shares of Common Stock: Exercise Price.
          (a) During the term of this Warrant, this Warrant may be exercised for the purchase of shares of Common Stock.
          (b) The number of shares of Common Stock that can be purchased upon the exercise of this Warrant shall be Fifty Thousand (50,000).
          (c) The Exercise Price at which this Warrant may be exercised shall be $.90 per share.

     3. Exercise of Warrant.
          (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company of the purchase price of the shares of Common Stock to be purchased.
          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock for which this Warrant may then be exercised.
          (c) All or any portion of the Exercise Price may be paid by surrendering this Warrant with a Notice of Exercise Form annexed hereto duly executed (a “Cashless Exercise”). In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per shares of the Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 3(c), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not then publicly traded, the fair market price of the Common Stock as determined in good faith by the Board of Directors of the Company.
     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price then in effect multiplied by such fraction.
     5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender or cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor representing the right to subscribe for and purchase the shares of

Common Stock which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
     6. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.
     7. Transfer of Warrant.
          (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion hereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mall to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.
          (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.
          (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.
          (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this

Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants to purchase Common Stock, in substantially the form of this Warrant, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof. In the event of a partial transfer by a Holder, the Company shall issue to the holders one or more appropriate new warrants. The acceptance of the new warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a warrant.
          (e) Compliance with Securities Laws. All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
Upon the registration, under the Act, of the securities issued upon exercise of the Warrant such legend shall be removed from the certificate evidencing such securities.
     8. Registration.
          (a) Piggyback Registration. The Company agrees that, other than a registration statement filed on Form S-8 or to register shares for selling shareholders to be prepared and filed within one of year of the date hereof, at any time on or before the Expiration Date the Company registers any of its securities under the Act, whether for its own account or on behalf of selling stockholders, the Company will provide the Holder with at least forty-five (45) days prior written notice of such intention and, upon request from the Holder, will cause the underlying shares issuable under this Warrant designated by the Holder to be registered under the Act (such event, a “Piggyback Registration”).
          (b) Piggyback Registration Procedures. A registration statement referred to in Section 8(a) shall be prepared and processed in accordance with the following terms and conditions:
               (i) The Holder agrees to cooperate in furnishing promptly to the Company in writing, any information requested by the Company in connection with the preparation, filing and processing of such registration statement and shall provide the Company with an agreement of indemnification customary in offerings of this nature.
               (ii) The Company shall include in the registration statement the shares of Common Stock proposed to be included in the Piggyback Registration subject to the limitations set forth in Section 8(c).

               (iii) The Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) such amendments and supplements to such registration statement and the prospectuses used in connections therewith as may be required to comply with the provisions of the Act.
               (iv) The Company shall furnish to the Holder such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Act and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it.
               (v) The Company shall provide a transfer agent and registrar for all such Common Stock registered pursuant to this Section 8 not later than the Effective Date of such registration statement.
               (vi) The Company shall, in connection with an underwritten offering, enter into an underwriting agreement on terms customarily contained in underwriting agreements with respect to secondary distributions or combined primary and secondary distributions, as appropriate.
               (vii) The Company shall make available for inspection upon reasonable terms by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement, provided that as a condition precedent to such inspection, the Company may require such inspecting party to execute and deliver a confidentiality agreement in a form to be provided by the Company.
               (viii) The Holder shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update registration statement or prospectus.
          (c) Limitations. Notwithstanding the foregoing, if a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the total amount of securities requested to be included in such registration exceeds the amount of securities which can be sold in such offering, the Company will include in such registration: (i) first, all securities the Company proposes to sell, and (ii) second, up to such amount of securities requested to be included in such registration by the Holders of the Company, which in the opinion of such managing underwriter can be sold.
          (d) No Net Cash Settlement. Notwithstanding anything to the contrary herein, under no circumstances will the Company be required to net cash settle the exercise of this Warrant.
     9. Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by a duly authorized officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.
     10. Waivers and Amendments.
          (a) Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.
          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:
          (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be a: (i) reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer.
          (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted.
          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split,

subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and (ii) the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event.
          (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
     12. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to conflicts of law provisions.
     13. Speculative Value of Warrant. No Net Cash Settlement.. It is understood and agreed by the Company and Holder that the Warrant as of the date of issuance has a speculative value and no definitive value can be expressed. Holder agrees that this Warrant does not provide for a net cash settlement under any circumstances.
     IN WITNESS WHEREOF, XENONICS HOLDINGS, INC. has caused this Warrant to he executed by its officer thereunto duly authorized.

Dated: December 11, 2009	XENONICS HOLDINGS, INC.
	By:	/s/ Alan Magerman
		Name:	Alan Magerman
		Title:	Chairman of the Board

NOTICE OF EXERCISE
To: XENONICS HOLDINGS, INC.
     (1) The undersigned hereby elects to purchase [                    ] shares of Common Stock of XENONICS HOLDINGS, INC., pursuant to the provisions of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.
     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.
     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)
     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Name:
Title:

ASSIGNMENT FORM
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE

ADDRESS

NO. OF SHARES

and does hereby irrevocably constitute and appoint                                          Attorney to make such transfer on the books of XENONICS HOLDINGS, INC., maintained for the purpose, with full power of substitution in the premises.
     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.
Name:
(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)
Dated: